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                                                                    Exhibit 99.1

                            CORNERSTONE BANCORP, INC.
                                 1996 STOCK PLAN
                            (As Amended May 16, 2001)

         This 1996 Stock Plan (the "Plan") of Cornerstone Bancorp, Inc. (the "Company") enables the Company to design a flexible compensation package in order to attract and retain those officers, directors and other key employees and other individuals who will most effectively advance the interests of the Company and its shareholders. Under this Plan, the Company may award incentive stock options and non-qualified stock options (collectively, "Options"), stock appreciation rights ("SARs") and shares of restricted stock ("Restricted Stock," and collectively with Options and SARs, "Awards").

I.       GENERAL

1.       STOCK SUBJECT TO PLAN. The stock subject to Awards under the Plan shall
         ---------------------
be the shares of the Company's authorized but unissued or reacquired Common Stock, $0.01 par value (the "Common Stock"). The total amount of the Common Stock with respect to which Awards may be granted shall not exceed 213,000 shares, reduced by the number of shares subject to outstanding stock options granted under the Company's 1986 Incentive and Non-Qualified Stock Option Plan (the "1986 Plan"); provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section VI(4) hereof. If an Award granted under the Plan or under the 1986 Plan shall expire or terminate for any reason without having been exercised, vested or otherwise realized in full, the shares subject to the unexercised, forfeited or terminated Award shall be considered to be available for additional grants for purposes of the limitation on the aggregate number of shares subject to this Plan.

2.       ADMINISTRATION. The Plan shall be administered by a Stock Committee
         --------------
(the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of not less than three (3) members of the Board. Each director on the Committee shall qualify as a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or as defined in such other applicable rules as may be promulgated from time to time relating to the grant of Awards to directors and officers of the Company. Each member of the Committee shall be a person who is not an employee of the Company. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of the Committee shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee. The Committee is authorized to determine the officers, and other key employees and other individuals to whom Awards shall be granted, to determine the number of shares to be covered by each Award, the terms and conditions of each Award, to amend any Award, accelerate any vesting period or exchange any such grant with a new grant, in each case with the grantee's consent, to make all determinations required or provided under the Plan, to establish rules and regulations pertaining to participation and
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administration of the Plan, and to interpret the Plan; provided however, that the Board of Directors or the Committee shall have no discretion to determine the non-employee Directors who will receive Awards, the number of shares of Common Stock subject to such Awards, or the terms and time upon which shares of Common Stock may be acquired pursuant to such Awards.

3.       ELIGIBILITY AND PARTICIPATION. Awards may be granted to any person who,
         -----------------------------
at the time the Award is granted, is a director or employee (the "Grantee") of the Company or any parent or subsidiary of the Company (as defined in Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code")), as the Committee shall determine from time to time. The granting of Awards pursuant to the Plan shall be entirely discretionary with the Committee. Nothing in the Plan shall be deemed to give any director or employee any right to participate in the Plan or to receive an Award thereunder. A Grantee may be granted and hold more than one Award, but the aggregate fair market value (determined at the time the ISOs (defined below) are granted pursuant to paragraph 4 below) of the Common Stock for which any Grantee may be granted ISOs in any one calendar year (under all incentive stock option plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000 plus any unused limit carryover to such year (as defined in Sections 422(b)(8) and 422(c)(4) of the Code). NQOs (as defined below) may be granted to members of the Board of Directors who are not otherwise employees of the Company on the date of grant and have not been employees of the Company at any time since the beginning of the one-year period preceding service on the Board ("Director Optionees") duly consistent with the terms and conditions under Section IV hereof.

4.       GRANTING OF OPTIONS. Options granted to any director or employee (the
         -------------------
"Optionee") under the Plan may be either an Incentive Stock Option ("ISO"), a Non-qualified Stock Option ("NQO") or Stock Appreciation Rights ("SAR"). The Committee shall have the authority to grant ISOs, NQOs or SARs to any Optionee. Options granted to Director Optionees may only be NQOs and may only be granted in accordance with Section IV hereof

         It is intended that the ISOs granted hereunder shall constitute Incentive Stock Options within the meaning of Section 422 of the Code and shall be subject to the federal income tax treatment described in Section 421 of the Code. Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to ISOs shall be interpreted, amended or altered so as to disqualify the Plan under Section 422 of the Code.

II.      INCENTIVE STOCK OPTIONS

1.       GRANTING OF INCENTIVE STOCK OPTIONS. Each ISO granted under this Plan
         -----------------------------------
shall be evidenced by a written option agreement (together with written agreements representing NQOs, the "Option Agreement") containing provisions which are not inconsistent with the Plan, including the following:

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         (a)  Each ISO shall state the number of shares of Common Stock to which the ISO relates and the purchase price of each share of Common Stock subject thereto, which shall be based on the fair market value of the shares of Common Stock as of the date granted, as determined pursuant to the guidelines contained in Sections 422(c)(1) and (7) of the Code and the Treasury Regulations thereunder. For purposes of this Plan, the fair market value ("Fair Market Value") of the Common Stock shall be determined at a particular date in the following manner: if the stock is listed or admitted to trading on a national securities exchange, the fair market value per share shall be the closing price of the Company's Common Stock reported by such exchange for such date (or, if no closing price was reported for such date, then the closing price for the next preceding date for which a closing price was reported); if the stock is not then listed or admitted to trading on a national securities exchange, the fair market value shall be determined by the Committee on the basis of such factors as it deems relevant.

         (b) The purchase price of the Common Stock covered by the ISO shall be determined by the Committee and shall be stated in the Option Agreement and shall not be less than: (i) 100% of the Fair Market Value of the Common Stock at the time such ISO is granted, or (ii) the par value of the Common Stock, whichever is greater. With respect to employees who, at the time of the granting of the ISO, own, or are deemed to own by virtue of the attribution rules of Code
Section 424(d), more than 10% of the total combined voting power of all classes of stock of (i) the Company, or (ii) its subsidiaries, the purchase price of each share of stock subject to an ISO under this Plan shall be at least 110% of the Fair Market Value of such share on the date the ISO is granted.

2.       EXERCISE OF INCENTIVE STOCK OPTIONS.
         -----------------------------------

         (a) The purchase price shall be paid in full at the time of the exercise in cash by United States currency, certified check or money order or, in the sole discretion of the Committee, by tendering to the Company (i) shares of common stock having a fair market value, on the date of exercise, equal to the Purchase price, or (ii) a combination of cash and such Common Stock valued at such fair market value. The fair market value of the Common Stock shall be the closing price of the Common Stock as of the close of business on the date such shares are tendered to the Company for exercise of an Option. Surrender of such shares shall be evidenced by the delivery of certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

         (b) The terms of each ISO shall be for such period as the Committee shall determine, but not more than ten (10) years (or five (5) years in the case of an ISO granted to a 10% shareholder) from the date of grant thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any ISO is less than ten (10) years (or five (5) years in the case of an ISO granted to a 10% shareholder) from the date of grant, the ISO prior to its expiration may be amended, with the approval of the Committee and the employee, to extend the term to not more than ten (10) years (or five (5) years in the case of an ISO granted to a 10% shareholder) from the original date of granting of such

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ISO. Except as otherwise required by law, such extension shall not constitute the grant of a new ISO and the purchase price specified in such ISO need not be modified.

         (c) (1) ISOs shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee, except in the case of the Disability of the Optionee, in which case the Optionee's Representative may exercise the ISO, as provided below.

              (2) As used in the Plan: (i) the term "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code and shall be determined, together with the date of its occurrence, by the Committee. If requested by the Committee, the Optionee shall be examined by a physician selected or approved by the Company; and (ii) the term "Optionee's Representative" shall mean: (a) in the event of the Disability of the Optionee, the Optionee or the Optionee's duly appointed legal guardian or legal representative; and (b) in the event of the death of the Optionee, the personal representative of the Optionee's estate, or any person who acquired the right to exercise an Option by bequest or inheritance.

         (d) (1) Except as otherwise provided in this paragraph or as specified in the Option Agreement, in the discretion of the Committee, each Optionee must be an employee of the Company or a parent or subsidiary of the Company at the date of the grant of an ISO. Thereafter, each ISO may be exercised, so long as it is valid, outstanding and not expired, from time to time in part or in whole, in accordance with the vesting schedule set forth in the Option Agreement in the discretion of the Committee. Except as may be otherwise expressly provided herein, ISOs shall terminate three months after the severance of the employment relationship between the employee and the Company, or a parent or subsidiary of the Company, for any reason, without cause. Except as may be otherwise expressly provided herein, ISOs shall terminate one month after the severance of the employment relationship between the employee and the Company, or the incumbency of a director of the Company, or a parent or subsidiary of the Company, for cause.

              (2) If the Optionee dies within three months after termination without cause of employment with the Company or its subsidiaries (other than from termination resulting from a Disability), then the Optionee's Representative may exercise, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee's employment, such Optionee's ISO at any time within the period ending on the first anniversary of the Optionee's death. If the Optionee dies within one month after termination of employment, for cause, with the Company or its subsidiaries (other than from termination resulting from a Disability), then the Optionee's Representative may exercise, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee's employment, such Optionee's ISO at any time within the one-month period from the date of termination of employment for cause.

         (e) (1) If the termination of employment of the Optionee results from death or Disability, and if such death or disability occurs while the Optionee is employed by the

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Company or its subsidiaries, then upon such termination of employment, the
Optionee's Representative may exercise any ISO, to the extent of any unexercised shares, and to the extent the Optionee was entitled to do so at the termination of his employment, at any time within one year after Disability or death.

              (2) If the Optionee's employment terminates as a result of Disability and the Optionee dies within one year after termination, the Optionee's Representative may exercise such Optionee's ISO to the extent of any unexercised shares, and to the extent the Optionee was entitled to do so at the termination of his employment, at any time within the period ending on the first anniversary of the Optionee's termination.

         (f) Notwithstanding any of the foregoing, in no event shall an ISO be exercisable in whole or in part after the termination date provided in the Option Agreement.

         (g) ISOs shall be exercised by the delivery of written notice to the officer of the Company designated by the Committee setting forth the number of shares with respect to which the ISO is to be exercised, and specifying the address to which the certificates for such shares are to be mailed. Payment in full of the purchase price shall accompany such written notice as set forth in
Section 2(a) above.

         As promptly as practical after receipt of such written notification of the exercise of an ISO and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such ISO has been so exercised issued in the Optionee's name. An Optionee shall have no rights as a shareholder with respect to shares covered by an ISO until such shares shall have been fully issued in the name of such holder.

3.       $100,000 PER YEAR LIMITATION. An Optionee may be granted and hold more
         ----------------------------
than one ISO, but the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock for which any Optionee may be granted ISOs in any one calendar year (under all incentive stock option Plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000 plus any unused limit carryover to such year (as defined in Sections 422(b)(8) and 422(c)(4) of the Code).

III.     NON-QUALIFIED OPTIONS
         ---------------------

1.       GRANTING OF NON-QUALIFIED OPTIONS. Each NQO granted under this Plan
         ---------------------------------
shall be evidenced by an Option Agreement containing provisions that are not inconsistent with this Plan, including the following:

         (a) The term of each NQO shall be for such period as the Committee shall determine, but not more than ten (10) years from the date of grant, thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any NQO is less than ten (10) years from the date of grant, the NQO prior to its expiration may be amended, with the approval of the Committee and the director or employee, to extend the term to not more than ten
(10) years from the original date of granting of such NQOs.

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Except as otherwise required by law, such extension shall not constitute the grant of a new NQO and the purchase price specified in such NQO need not be modified. Each NQO shall state the number of shares of Common Stock to which the NQO relates and the purchase price of each share of Common Stock subject thereto. The purchase price of the Common Stock covered by the NQO shall be determined by the Committee and shall be stated in the Option Agreement and shall not be less than: (i) 85% of the Fair Market Value of the Common Stock at the time such NQO is granted; or (ii) the par value of the Common Stock, whichever is greater.

         (b) (1) Except as otherwise provided in this paragraph or as specified in the Option Agreement, in the discretion of the Committee, each Optionee must be a director or employee of the Company or a parent or subsidiary of the Company at the date of the grant of an NQO before the right to exercise any part of such NQO will accrue. Thereafter, each NQO may be exercised, so long as it is valid, outstanding and not expired, from time to time in part or in whole, in accordance with the vesting schedule set forth in the Option Agreement in the discretion of the Committee. Except as may be otherwise expressly provided herein, NQOs shall terminate three months after the severance of the employment relationship between the employee and the Company, or the incumbency of a director of the Company, or a parent or subsidiary of the Company, for any reason, without cause. Except as may be otherwise expressly provided herein, NQOs shall terminate one month after the severance of the employment relationship between the employee and the Company, or the incumbency of a director of the Company, or a parent or subsidiary of the Company, for cause.

              (2) If the Optionee dies within three months after termination of employment, without cause, with the Company or its subsidiaries (other than from termination resulting from a Disability), then the Optionee's Representative may exercise, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee's employment, such Optionee's NQOs at any time within the period ending on the first anniversary of the Optionee's death. If the Optionee dies within one month after termination of employment, for cause, with the Company or its subsidiaries (other than from termination resulting from a Disability), then the Optionee's Representative may exercise, to the extent that the Optionee was entitled to do so on the date of the termination of the Optionee's employment, such Optionee's NQOs at any time within the one-month-period from the date of termination of employment for cause.

         (c) (1) If the termination of employment of the Optionee results from death or Disability and if such death or disability occurs while the Optionee is employed by the Company or its subsidiaries, then upon such termination of employment, the Optionee's Representative may exercise any NQO, to the extent the Optionee was entitled to do so at the termination of his employment, at any time within one year after Disability or death.

              (2) If the Optionee dies within one year after termination of employment with the Company or its subsidiaries as a result of Disability, then the Optionee's Representative may exercise, to the extent that the Optionee was entitled to do so on the

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date of the termination of the Optionee's employment, such Optionee's NQOs at any time within one year after the date of Disability.

         (d) Notwithstanding any of the foregoing, in no event shall an NQO be exercisable in whole or in part after the termination date provided in the Optionee's Option Agreement.

         (e) Unless otherwise determined by the Committee, NQOs shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee, except in the case of the Disability of the Optionee, in which case the Optionee's Representative may exercise the NQO. The Committee may, in the manner established by the Committee, provide in the Option Agreement for the transfer, other than for value, of an NQO by the Optionee to a member of the Optionee's family. In such case, the NQO shall be exercisable only by such transferee. Following transfer, any such NQO shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this paragraph, a member of an Optionee's family shall mean any of the following who have acquired the Option from the Optionee through a gift or domestic relations order: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships; any person sharing the Optionee's household (other than a tenant or employee); a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interest; a foundation in which these persons (or the Optionee) control the management of assets; and any other entity in which these persons (or the Optionee) owns more than fifty percent of the voting interests. The following shall not be considered a transfer for value: a transfer under a domestic relations order in settlement of marital property rights and a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Optionee) in exchange for an interest in that entity.

2.       EXERCISE OF NON-QUALIFIED OPTIONS.
         ---------------------------------

         (a) The purchase price shall be paid in full at the time of the exercise of the NQO in cash by United States currency, certified check or money order or, in the sole discretion of the Committee, by tendering to the Company
(i) shares of Common Stock having a Fair Market Value, on the date of exercise, equal to the purchase price, or (ii) a combination of cash and such Common Stock valued at such Fair Market Value.

         (b) NQOs shall be exercised by the delivery of written notice to the officer of the Company designated by the Committee setting forth the number of shares with respect to which the NQO is to be exercised, and specifying the address to which the certificates for such shares are to be mailed. Payment in full of the purchase price shall accompany such written notice as set forth in paragraph (a) above. As promptly as practical after receipt of such written notification of the exercise of an NQO and payment, the Company

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shall deliver to the Optionee certificates for the number of shares with respect to which such NQO has been so exercised issued in the Optionee's name. An Optionee shall have no rights as a shareholder with respect to shares covered by an NQO until such shares shall have been fully issued in the name of such holder.

IV.      DIRECTOR NON-QUALIFIED OPTIONS

1.       GENERAL. Notwithstanding anything contrary contained in this Plan,
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Director Optionees may only receive NQOs at the time, in the amount and upon terms and conditions not inconsistent with this Section IV ("Director NQOs"). Other terms and conditions of Director NQOs not set forth in this Section IV shall be governed by Section III and other applicable provisions of the Plan.

2.       GRANT OF OPTIONS AND OPTION PRICE. Upon the effective date of the Plan,
         ---------------------------------
each Director Optionee shall be granted Director NQOs for a number of shares of Common Stock equal to 250 times the number of years of service as a Director of the Company, but for not less than 250 shares nor more than 2,500 shares. Thereafter, subject to availability of shares under the Plan, at the first meeting of the Board following the Annual Meeting of Shareholders in each year, commencing in 1997, each Director Optionee shall be granted Directors NQOs for 250 shares of Common Stock. The Board may suspend the annual grant of Director NQOs at any time for such period as it shall determine. The per share price to be paid by a Director Optionee for the shares of Common Stock shall be the Fair Market Value at the date of the granting of the NQO.

3.       TERM OF DIRECTOR NQOs. Director NQOs granted to Director Optionees who,
         ---------------------
on the date of grant, have not less than five (5) full consecutive years of service as a Director, shall be exercisable in whole or in part during a period commencing on the date of the grant and ending on the tenth anniversary of the date of each such grant. Director NQOs granted to Director Optionees who, on the date of the grant, have fewer than five (5) full consecutive years of service as a Director, shall be exercisable in whole or in part during a period commencing on the fifth anniversary of the date on which service as a Director began and ending on the tenth anniversary of the date of each such grant.

V.       STOCK APPRECIATION RIGHTS

1.       GRANTING OF STOCK APPRECIATION RIGHTS. SARs related to all or any
         -------------------------------------
portion of an ISO or NQO may be granted by the Committee to any Optionee in connection with the grant of an Option or any unexercised portion thereof held by an Optionee at any time and from time to time during the term of the Option. Each SAR shall be subject to such terms and conditions (which may include limitations as to the time when such SAR becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations on the exercise of the Option to which it relates) not inconsistent with the provisions of this
Article V, as shall be determined by the Committee and included in the Option Agreement relating to such Option and SAR, subject in any event, however, to the following terms and conditions of this Section.

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2.       EXERCISE OF STOCK APPRECIATION RIGHTS.
         -------------------------------------

         (a) No SAR shall be exercisable with respect to such related Option or portion thereof unless such Option or portion thereof shall itself be exercisable at that time. An SAR shall be exercised only upon surrender of the related Option or portion thereof in respect of which the SAR is then being exercised.

         (b) On exercise of an SAR, an Optionee shall be entitled to receive an amount equal to the product of (i) the amount by which the Fair Market Value per share of the shares to which such exercisable Option relates on the date the Option is surrendered exceeds the purchase price, and (ii) the number of shares to which the surrendered Option relates with respect to which the SAR shall have been exercised. If the Common Stock is listed on a securities exchange, the Fair Market Value per share shall be the closing price of the Common Stock as of the close of business on the date the SAR is exercised.

         (c) The Committee shall have the sole discretion either (i) to determine the form in which payment in settlement of an SAR will be made (i.e., cash, shares of Common Stock or any combination thereof), or (ii) to consent to or disapprove the election of the Optionee to receive cash in full or partial settlement of the SARs, such consent or approval to be given at any time after the election to which it relates. If settlement of an SAR, or portion thereof, is to be made in the form of shares of Common Stock, the number of shares of Common Stock to be distributed shall be the largest whole number obtained by dividing the cash sum otherwise distributable in respect of such settlement by the Fair Market Value per share of a share on the date of exercise of the SAR. The value of any fractional share shall be paid in cash.

         (d) If the related Option is exercised in whole or in part, then the SAR with respect to the shares of Common Stock purchased pursuant to such exercise (but not with respect to any unpurchased shares) shall be terminated as of the date of exercise.

         (e) An SAR shall not be transferable by the Optionee except to the extent the Option to which it relates shall be transferable, and shall not be transferred other than together with the Option to which it relates. An SAR shall be exercisable to the extent the Option to which it relates shall be exercisable.

         (f) If the Optionee ceases to be an employee or director of the Company or its subsidiaries for any reason, each outstanding SAR shall be exercisable for such period and to such extent as the related Option or portion thereof to which it relates.

VI.      RESTRICTED STOCK

1.       GRANTING OF RESTRICTED STOCK. Restricted Stock may be awarded by the
         ----------------------------
Committee to any employee subject to such terms and conditions as it deems appropriate, including, without limitation, restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the Grantee forfeit all or a portion

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of such shares back to the Company upon termination of employment. Awards of
Restricted Stock shall be subject to the following terms and conditions:

         (a) Each Grantee receiving an Award shall enter into an agreement (a "Stock Restriction Agreement") with the Company in a form specified by the Committee agreeing to such terms and conditions of the Award as the Committee deems appropriate.

         (b) Shares issued and transferred to a Grantee pursuant to an Award may, if required by the Committee, be deposited with the Treasurer or other officer of the Company designated by the Committee to be held until the lapse of the restrictions upon such shares, and each Grantee shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

         (c) Certificates for shares issued pursuant to an Award shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified restrictions.

         (d) Certificates representing the shares issued pursuant to an Award shall be registered in the name of the Grantee and shall be owned by such Grantee. Such Grantee shall be the holder of record of such shares for all purposes, including voting and receipt of dividends paid with respect to such shares.

         (e) Shares issued pursuant to an Award may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except, subject to the provisions of such Grantee's Stock Restriction Award, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such shares, and any attempt at action in contravention of this Section shall be null and void. If any Grantee should attempt to dispose of or encumber his or her shares issued pursuant to an Award prior to the lapse of the restrictions imposed on such shares, his or her interest in such shares shall terminate.

         (f) Except as otherwise provided in the Stock Restriction Agreement, if, prior to the lapse of restrictions applicable to Awards, the Grantee ceases to be an employee of the Company or any subsidiary or parent of the Company for any reason, Awards to such Grantee, as to which restrictions have not lapsed, shall be forfeited to the Company, effective on the date of the Grantee's termination of employment. The Committee shall have the sole power to decide in each case to what extent leaves of absence shall be deemed a termination of employment.

VII.     MISCELLANEOUS

1.       VESTING. The Committee, in its sole discretion, may provide in an
         -------
Option Agreement or Restricted Stock Agreement that an Award shall vest and become

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exercisable in installments. The Committee may, in its sole discretion, permit the acceleration of the time to exercise one or more installments of any Option or the vesting of all or a portion of an Award of Restricted Stock. An Option may be exercised, upon the consent of the Committee, or pursuant to the terms of a specific Option Agreement between the Optionee and the Company, in whole or in part, at any time, and from time to time, prior to its date of expiration.

2.       OPTIONAL PAYMENT. The Committee, with the consent of the Optionee or
         ----------------
Director Optionee, may elect in the case of an Option which is exercisable, upon the exercise of such Option, to pay the Optionee on a per share basis either:
(i) cash equal to the excess of the Fair Market Value of shares to which the exercisable Option pertains on the date of the exercise of the Options over the exercise price under the Option, or (ii) cash equal to the excess of the Fair Market Value of the shares to which such exercisable Option relates on the date the Option is exercised over the Fair Market Value on the date the Option was granted. If the Committee deems it necessary or advisable at any time in order to carry out an acquisition or sale of assets, merger or a securities offering, the Company may purchase any Option granted hereunder, without the consent of the Optionee or Director Optionee and without regard to any vesting period under the Option, for a price calculated in accordance with subsection (i) of this paragraph as if the Option were being exercised at such time.

3.       ACCELERATION ON CERTAIN CHANGES.
         -------------------------------

         (a) In the event of (i) a reorganization, merger, or consolidation of the Company in which the Company is not the surviving corporation, (ii) the dissolution or liquidation of the Company, (iii) a sale or lease of fifty percent (50%) or more, computed on the basis of book value, of the Company's consolidated assets, or (iv) a Change of Control, the time at which Options then outstanding may be exercised shall be accelerated and all such Options shall become exercisable in full on or before a date fixed by the Committee prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale or lease, or Change of Control and upon such effective time any unexercised Options shall expire.

         (b) In the event of (i) a reorganization, merger, or consolidation of the Company in which the Company is not the surviving corporation, (ii) the dissolution or liquidation of the Company, (iii) a sale or lease of fifty percent (50%) or more, computed on the basis of book value, of the Company's consolidated assets, or (iv) a Change of Control, the time at which the Awards of Restricted Stock then outstanding shall vest shall be accelerated and all such Awards of Restricted Stock shall become fully vested prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale or lease, or Change of Control.

         (c) For purposes hereof, a "Change of Control" shall be deemed to have taken place if (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of voting shares of the Company; (ii) any person that holds revocable

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

or irrevocable proxies, as to the election or removal of directors of the Company, for twenty-five percent (25%) or more of the total number of voting shares of the Company; (iii) any person has entered into an agreement or received an option for the acquisition of, beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the applicable laws or the respective regulations issued hereunder; or
(iv) as the result of or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds (2/3) of the Board of Directors of the Company or any successor corporation. For purposes of this Section, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. For purposes of this Section, a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the 1934 Act.

4.       ADJUSTMENTS. The existence of outstanding Awards shall not affect in
         -----------
any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         In the event of the complete liquidation or dissolution of a subsidiary of the Company, or in the event that such corporation ceases to be a subsidiary, any unexercised Options theretofore granted to Optionees employed by such subsidiary shall be deemed cancelled and any unvested shares of Restricted Stock theretofore awarded to Grantees shall be deemed forfeited, unless such Optionees or Grantees, as the case may be, shall become employed by the Company or by any other subsidiary of the Company on the occurrence of such event.

         Notwithstanding any other provision of the Plan, the Committee may make provisions for the adjustment of the number and class of shares covered by each outstanding Option and the Option prices, in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like.

5.       USE OF PROCEEDS. All proceeds received by the Company under this Plan
         ---------------
shall be used for its general corporate purposes.

6.       CONVERSION OF ISOs INTO NQOs; TERMINATION OF ISOs. The Committee, at
         -------------------------------------------------
the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any portions thereof) that have

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

not been exercised on the date of conversion into NQOs at any time prior to the expiration of such ISOs. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options, at the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting NQOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into NQOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

7.       WITHHOLDING. If any state, federal, or local income taxes, employment
         -----------
taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Optionee's salary, wages or other remuneration in connection with the exercise of an Option, a Disqualifying Disposition (as defined in Section 8 below) or the award of Restricted Stock, the Grantee shall advance in cash to the Company, or to any subsidiary of the Company which employs or employed the Grantee, the amount of such withholdings, unless a different withholdings arrangement, including the use of Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under
Section 16 of the 1934 Act. For purposes hereof, the value of the shares for purposes of payroll withholding shall be the Fair Market Value of the Common Stock. If the Fair Market Value of the shares is less than the amount of payroll withholdings required, the Grantee may be required to advance the difference in cash to the Company or its subsidiary. The Committee in its discretion may condition the exercise of an Option on the Optionee's payment of such additional withholding.

8.       NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each Optionee who
         ----------------------------------------------
receives an ISO must agree to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. As used herein, the term "Disqualifying Disposition" shall mean any disposition (including any sale) of such shares before the later of (i) two years after the date the Optionee was granted the ISO, or (ii) one year after the date the Optionee acquired shares by exercising the ISO. If the Optionee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

9.       SUBSTITUTE AWARDS. Awards may be granted by the Committee under this
         -----------------
Plan from time to time in substitution of awards held by employees of other corporations who are about to become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, but no such variation shall be such as to affect the status of any substitute ISO as an incentive stock option under the Code.

10.      WRITTEN AGREEMENT. Each Award granted hereunder shall be embodied in a
         -----------------
written agreement which shall be subject to the terms and the conditions prescribed herein, and shall be signed by the Grantee and by an officer of the Company for and on behalf of the Company. ISOs and NQOs may not be granted in the same Option Agreement. An agreement shall contain such other provisions as the Committee in its discretion shall deem advisable, so long as the same are not contrary or inconsistent with the terms and provisions of the Plan.

11.      REQUIREMENTS OF LAW. The Company shall not be required to sell or issue
         -------------------
any shares upon any Award if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of law or regulation of any governmental authority. Specifically in connection with the Securities Act of 1933, as amended from time to time (the "1933 Act"), upon the award of Restricted Stock or upon the exercise of any Option, unless a registration statement under the 1933 Act is in effect with respect to the shares of Common Stock covered by such Award, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Award is acquiring such shares for investment and not with a view to the distribution thereof. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant to an award of Restricted Stock to comply with any law or regulation of any governmental authority.

12.      EMPLOYMENT OBLIGATION. The granting of any Award shall not impose upon
         ---------------------
the Company any obligation to employ or continue to employ any Grantee; and the rights of the Company to terminate the employment of any officer, director or any other employee shall not be diminished or affected by reason of the fact that an option has been granted to such person.

13.      AMENDMENT OR TERMINATION OF PLAN. The Board may modify, revise or
         --------------------------------
terminate this Plan at any time and from time to time, provided, however, that
(i) the provisions of Article IV may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, and (ii) without approval of the holders of at least a majority of the outstanding shares of Common Stock, the Board may not (a) change the aggregate number of shares which may be issued pursuant to the provisions of the Plan or to any individual (except pursuant to adjustment provisions provided below); (b) reduce the Option price at which Options may be granted; (c) change the class of employees or directors eligible to receive Awards; or (d) make any changes of a nature that requires shareholder approval in order to ensure the compliance of the Plan with Rule 16b-3 under the 1934 Act, or such similar rule as may apply to the Plan, provided however, that the Board shall have the power to make such changes in the Plan and in the administrative provisions hereunder or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable the ISOs granted pursuant to the Plan to continue to qualify as incentive stock options under Section 422 of the Code and the regulations which may be issued thereunder.

14.      EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be
         ----------------------
deemed to have been adopted on the date of its adoption by the Board, subject to ratification by the shareholders of Cornerstone Bank and shall supersede the 1986 Plan which was terminated by the Board, except for any outstanding Options previously granted under the 1986 Plan. No Award shall be granted pursuant to the Plan more than ten (10) years after the adoption of the Plan. Any Award outstanding under this Plan at the termination of the Plan shall remain in effect until it shall have been vested or exercised in full or shall have terminated or expired.